Exhibit 99.1

Ziopharm Oncology Appoints Kevin S. Boyle, Sr., as Chief Executive Officer and Announces other Executive Promotions

Mr. Boyle brings over 20 years of executive business leadership in CEO, CFO and operational leadership roles

Strong track record of successfully guiding companies and creating shareholder value through disciplined capital management and achievement of milestones

Raffaele Baffa MD, Ph.D. appointed Head of Research and Development in addition to Chief Medical Officer

Adam Levy, Ph.D., MBA appointed Executive Vice President, Corporate Development and Investor Relations

Conference call scheduled for today at 4:30 pm EDT

Boston and Houston, August 30, 2021 — Ziopharm Oncology, Inc. (“Ziopharm” or the “Company”) (Nasdaq: ZIOP), today announced the appointment of Kevin S. Boyle, Sr. as its new Chief Executive Officer, effective today. As previously planned, Heidi Hagen, Interim CEO, is returning to her position as a member of the Board of Directors (the “Board”). Mr. Boyle has also been named to the Board. In addition, today the Company has announced promotions within its senior leadership.

Mr. Boyle has over 20 years of experience in leading businesses in competitive and transformative situations and has a strong track record of delivering shareholder value. He is also an accomplished capital markets professional with strong banking relationships cultivated by raising over $2.0 billion in equity and debt capital over his career. Most recently, Mr. Boyle was CEO of Kuur Therapeutics (formerly known as Cell Medica Ltd.), leading the company through a successful transformation, culminating in a $185 million acquisition in May 2021 by Athenex (NASDAQ: ATNX), a global biopharma company focusing on the development and commercialization of cancer therapies.

The appointment of Mr. Boyle and the elevation of roles and responsibilities for select executives continue the Board’s actions to solidify the senior leadership team, move the Company forward and execute on its distinctive cell therapy platform and potentially groundbreaking cancer therapies.

“On behalf of the entire Board of Directors, we welcome Kevin to the Company,” said James Huang, Executive Chairman. “During the robust search process, the Board was pleased to interview a number of very strong candidates. The Board was deliberative, and considered candidates from big pharma to small biotechs, and Kevin rose to the top of the list during the process. Kevin brings tremendous business experience with his operational expertise, strong financial acumen, and an ability to drive disciplined capital allocation. He has a strong track record of successfully guiding companies, both in and out of the biotech sector, through critical periods in their growth trajectories. In particular, his work at Kuur demonstrated his operational expertise in effectively managing a business with capital constraints and demanding timelines. We have the right science and scientific team to deliver, and we are confident that we now have the right person to successfully lead the Company forward towards clinical and business success.”

Mr. Huang continued, “We also sincerely thank Heidi for her commitment to the Company and the outstanding job she has done over the past six months. We look forward to her continued contributions as a dedicated and valued Board member.”

Mr. Boyle said, “I am excited to join the Ziopharm team and am impressed by the extraordinary opportunity that lies ahead. Heidi, the management team and the Board have laid the foundation for Ziopharm to succeed based on its best-in-class science. I understand the challenges ahead and I look forward to working diligently with our dedicated and talented team to unlock our incredible potential as an innovative, world-class oncology company. My priorities will be to deliver shareholder value and to ensure the success of the organization by driving the TCR-T program forward, while seeking and executing validating partnerships across our entire portfolio of scientific assets.”

The Board’s selection of Mr. Boyle was unanimous. The CEO search committee was comprised of Robert Postma, Heidi Hagen and Mary Thistle, with support and guidance from the entire Board.

About Kevin S. Boyle, Sr.

During Mr. Boyle’s tenure as CEO of Kuur Therapeutics, he successfully led the company through a $185 million acquisition of Kuur by Athenex (NASDAQ: ATNX). After the acquisition, he supported the integration of Kuur’s CAR-NKT cell platform into Athenex’s Cell Therapy Division. Mr. Boyle joined Kuur Therapeutics in 2018 as CFO, playing a lead role in corporate strategy and financial planning as the company progressed with a pipeline of cell therapy products in both the US and Europe. He successfully led fundraising efforts while executing a restructuring of the company and he was promoted to CEO by the Kuur Board as an endorsement of his leadership abilities during this time.

Kevin previously served as CFO of multiple companies including FloWorks International, Sigma3, RecoverCare, and SPT. He was also previously an officer at two public companies, American Commercial Lines (Nasdaq: ACLI) and Seabulk International (Nasdaq: SBLK). He started his career in investment banking.

Mr. Boyle received a law degree from the University of Pennsylvania and a Bachelor of Science degree in Industrial Management & Economics from Carnegie Mellon University. Houston is home to Mr. Boyle and his family. He was recently honored by the Houston Business Journal with the 2021 Most Admired CEO Award.

Executive Team Promotions

The Company also announced today that it has promoted Dr. Raffaele Baffa MD, Ph.D., to Head of Research and Development, adding to his role as Chief Medical Officer. Dr. Baffa joined the Company in November 2020 and has been instrumental in refocusing the Company’s development pipeline. In his expanded role, in addition to directing the development and implementation of Ziopharm’s clinical strategy and plans, Dr. Baffa will oversee and direct research and preclinical development activities in alignment with Ziopharm’s strategy for the development of innovative cell therapies. As the Head of Research and Development, he will also be responsible for ensuring the quality of science and expansion of its therapeutic application.

Ziopharm also announced the promotion of Dr. Adam Levy Ph.D., MBA to Executive Vice President, Corporate Development and Investor Relations. Dr. Levy joined Ziopharm in November 2020 as Executive Vice President of Investor Relations and Corporate Communications. Previously, Dr. Levy held the position of Executive Director and Head, Corporate Strategy and Investor Relations for Gilead Sciences. Prior to Gilead, Dr. Levy served in corporate strategy roles at Alexion and Bristol Myers Squibb. In his newly expanded role, Dr. Levy will lead the Company’s corporate development strategy, including executing licensing and business development deals across the Company’s portfolio, which is an increasingly critical priority for the Company. Dr. Levy will continue to direct investor-related activities and communications.

Mr. Huang added, “It is with great pleasure we announce the promotions of Raffaele and Adam. They each bring tremendous experience and we have benefitted from their contributions since they joined the company in 2020. We look forward to their continued efforts in their expanded roles.”

Conference Call and Webcast

Ziopharm will host a conference call and webcast for the investment community today, August 30, 2021, at 4:30 p.m. EDT. The conference call can be accessed by dialing 877-451-6152 (U.S. and Canada) or 201-389-0879 (International). The passcode for the conference call is 13722687. A live webcast may be accessed using the link here, or by visiting the “Investors” section of the Ziopharm website at www.ziopharm.com. The call will be recorded and available for replay on the Company’s website for approximately 90 days after the call.

About Ziopharm Oncology, Inc.

Ziopharm is developing non-viral and cytokine-driven cell and gene therapies that weaponize the body’s immune system to treat the millions of people globally diagnosed with cancer each year. With its multiplatform approach, Ziopharm is at the forefront of immuno-oncology. Ziopharm’s pipeline is built for commercially scalable, cost-effective T-cell receptor (TCR) T-cell therapies based on its non-viral Sleeping Beauty gene transfer platform and a Sleeping Beauty-enabled CD19-specific CAR-T program. The Company has clinical and strategic collaborations with the National Cancer Institute and The University of Texas MD Anderson Cancer Center. For more information, please visit www.ziopharm.com.

Forward-Looking Statements Disclaimer

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are statements that are not historical facts, and in some cases can be identified by terms such as “may,” “will,” “could,” “expects,” “plans,” “anticipates,” and “believes.” These statements include, but are not limited to, statements regarding the Company’s business and strategic plans, the execution of potential future partnerships or transactions, and the timing of the Company’s research and development programs, including the anticipated dates for enrolling patients in the Company’s TCR-T clinical trial. Although Ziopharm’s management team believes that the expectations reflected in such forward-looking statements are reasonable, investors are cautioned that forward-looking information and statements are subject to various risks and uncertainties, many of which are difficult to predict and generally beyond the control of Ziopharm, that could cause actual results and developments to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include, among other things, changes in the Company’s operating plans that may impact its cash expenditures, the uncertainties inherent in research and development, future clinical data and analysis, including whether any of Ziopharm’s product candidates will advance further in the preclinical research or clinical trial process, including receiving clearance from the U.S. Food and Drug Administration or equivalent foreign regulatory agencies to conduct clinical trials and whether and when, if at all, they will receive final approval from the U.S. FDA or equivalent foreign regulatory agencies and for which indication; the strength and enforceability of Ziopharm’s intellectual property rights; competition from other pharmaceutical and biotechnology companies as well as risk factors discussed or identified in the public filings with the Securities and Exchange Commission made by Ziopharm, including those risks and uncertainties listed in the most recent Form 10-Q and Form 10-K filed by Ziopharm with the Securities and Exchange Commission. We are providing this information as of the date of this press release, and Ziopharm does not undertake any obligation to update or revise the information contained in this press release whether as a result of new information, future events or any other reason.

Investor Relations:

Adam D. Levy, Ph.D., MBA

Executive Vice President, Corporate Development and Investor Relations

(508) 552-9255

alevy@ziopharm.com